UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 9, 2007

PMA CAPITAL CORPORATION
(Exact name of Registrant as specified in its charter)

Pennsylvania	001-31706	23-2217932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 Sentry Parkway Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 397-5298

NA
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 9, 2007, at the Annual Meeting of Shareholders, the shareholders of the Company approved the 2007 Omnibus Incentive Compensation Plan (the “Plan”), effective February 22, 2007. The Plan is intended to supersede the Company’s 1993, 1994, 1995, 1996, 1999 and 2002 Equity Incentive Plans (the “Preexisting Plans”). 2,552,686 shares of Class A Common Stock are reserved for issuance and available for delivery to participants in connection with stock-based awards under the Plan. This amount is equal to the aggregate number of shares of Class A Common Stock available under the Preexisting Plans. A copy of the Plan is attached as Appendix A to the Company’s Proxy Statement filed on March 27, 2007 and incorporated herein by reference.

Item 8.01 Other Events.

On May 9, 2007, the Company’s Board of Directors authorized the Company and its subsidiaries to purchase up to $10,000,000 worth of the Company’s Class A Common Stock from time to time in the open market at prevailing prices or in privately negotiated transactions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	PMA Capital Corporation 2007 Omnibus Incentive Compensation Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement filed on March 27, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMA Capital Corporation (Registrant)

May 15, 2007	By:	/s/ William E. Hitselberger
	Name:	William E. Hitselberger
	Title:	Executive Vice President and Chief Financial Officer